Exhibit 10.10

CLAIRE’S HOLDINGS LLC

2018 MANAGEMENT EQUITY INCENTIVE PLAN

1. PURPOSE.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company Group and promoting the creation of long-term value for members of the Company by closely aligning the interests of such individuals with those of such members. The Plan authorizes the award of equity-based incentives to Eligible Persons to encourage such persons to expend maximum effort in promoting the success of the Company Group’s business.

2. DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, Restricted Unit, RSU, or other equity-based award granted under the Plan.

(b) “Award Agreement” means an Option Agreement, a Restricted Unit Agreement, RSU Agreement, or an agreement governing the grant of any other equity-based award granted under the Plan.

(c) “Board” means the Board of Managers of the Company.

(d) “Bona Fide Underwriter” means an entity engaged in business as an underwriter of securities that acquires securities of the Company through such entity’s participation in good faith in a firm commitment or best efforts underwriting until the expiration of fifty (50) days after the date of such acquisition.

(e) “Cause” means, with respect to any Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s conviction of or indictment for any crime (whether or not involving the Company Group) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of any member of the Company Group; (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of any member of the Company Group; (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of any member of the Company Group; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in connection with Awards following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement otherwise defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(f) “Change in Control” means (1) a change in ownership or control of the Company effected through a transaction or series of transactions whereby any Person or Group (other than a Bona Fide Underwriter) directly or indirectly acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition and pursuant to which the Investors collectively cease to directly or indirectly have the right to elect or appoint the majority of the members of the Board, provided, that an offering of equity securities of the Company to the general public through a registration statement filed with the Securities and Exchange Commission or similar non-United States regulatory agency by itself shall not be deemed “Change in Control” unless a Person or Group (other than a Bona Fide Underwriter) directly or indirectly acquires beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities as a result of such offering; (2) the consummation of a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation that would result in the voting securities of the Company continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding after such merger or consolidation; (3) the sale, exchange or other transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group; (4) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (5) at any time during a period of two (2) consecutive years, the Incumbent Managers immediately following the Effective Date ceasing for any reason to constitute at least a majority of the Board.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means the Board or such committee thereof consisting of two or more individuals appointed by the Board to administer the Plan.

(i) “Common Unit” means the Company’s Common Unit, as defined in the Operating Agreement.

(j) “Company” means Claire’s Holdings LLC, a Delaware limited liability company.

(k) “Company Group” means the Company, together with each direct or indirect subsidiary of the Company.

(l) “Company Securities” means equity securities of the Company acquired by an Investor from time to time.

(m) “Corporate Event” has the meaning set forth in Section 10(b) hereof.

(n) “Data” has the meaning set forth in Section 19(h) hereof.

(o) “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such agreement, and a Termination by reason of a Disability hereunder shall not be deemed to have occurred unless all applicable notice periods in such Award Agreement or Participant Agreement are complied with.

(p) “Effective Date” means the “Effective Date” as defined in the Plan of Reorganization.

(q) “Eligible Person” means (1) each employee of any member of the Company Group, including each such person who may also be a director of any member of the Company Group, (2) each non-employee director of any member of the Company Group, (3) each other natural person who provides substantial services to any member of the Company Group, and (4) any natural person who has been offered employment by any member of the Company Group; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with any member of the Company Group. An employee on an approved leave of absence may be considered as still in the employ of a member of the Company Group for purposes of eligibility for participation in the Plan.

(r) “Elliott” means, collectively, each investment fund or account managed by or affiliated with Elliott Management Corporation or any of its affiliates.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

(t) “Expiration Date” means, with respect to any Option, the date upon which the term of such Option expires, as determined under Section 5(b) hereof.

(u) “Fair Market Value” means, as of any date when the applicable Units are listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Units are listed and traded on the date immediately prior to the date of determination, or, if the closing price is not reported on such date, the closing price on the most recent date on which such closing price is reported. If the applicable Units are not listed on a national securities exchange, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Unit.

(v) “Incumbent Managers” means (1) the members of the Board immediately following the Effective Date, (2) any employee, partners, members or other agents or service providers of an Investor (including Elliott Management Corporation or Monarch Alternative Capital LP) who serves as a member of the Board from time to time, and (3) any person elected or appointed to the Board following the Effective Date with the approval of a majority of the then-Incumbent Managers.

(w) “Investor” means Elliott or Monarch, as applicable.

(x) “IPO” means an initial underwritten public offering of the Company’s equity securities pursuant to an effective Form S-1 or Form F-1 registration statement filed under the Securities Act or similar law or regulation governing the offering and sale of securities in a jurisdiction other than the United States.

(y) “IPO Date” means the effective date of the registration statement for the IPO.

(z) “Lock-Up Period” has the meaning set forth in Section 8(a) hereof.

(aa) “Monarch” means, collectively, each investment fund or account managed by or affiliated with Monarch Alternative Capital LP or any of its affiliates.

(bb) “Operating Agreement” means the Amended and Restated Limited Liability Company Agreement, dated October 5, 2018, by and among the Company and the members of the Company as of the Effective Date and other parties thereto, as may be amended and restated from time to time.

(cc) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Units at a specified price during a specified time period. Options under the Plan are not intended to qualify as “incentive stock options” meeting the requirements of Section 422 of the Code.

(dd) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(ee) “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other person or entity who holds an Award.

(ff) “Participant Agreement” means an employment or services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective on the applicable date of grant with respect to any Award.

(gg) “Permitted Transfer” means any transfer by a Participant of all or any portion of his or her Units to (1) any trust established for the sole benefit of such Participant or such Participant’s spouse or direct lineal descendants, (2) any other entity (including an individual retirement account or similar investment account) in which the direct and beneficial owner of all voting securities of such entity is held by such Participant, (3) such Participant’s heirs, executors, administrators, or personal representatives upon the death, incompetency, or Disability of such Participant, or (4) subject to approval of the Company or a duly authorized officer of any member of the Company Group, a person or persons who acquire a proprietary interest in Units pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2).

(hh) “Person or Group” means any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), in each case, other than an Investor, any member of the Company Group, or an employee benefit plan maintained by any member of the Company Group.

(ii) “Plan” means this Claire’s Holdings LLC 2018 Management Equity Incentive Plan, as amended from time to time.

(jj) “Plan of Reorganization” means the Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code, dated as of April 12, 2018, filed in re: Claire’s Stores, Inc., et al, case no. 18-10584 (MFW) (Jointly Administered), in the United States Bankruptcy Court for the District of Delaware, as it may be amended, restated or supplemented.

(kk) “Preferred Unit” means the Company’s Series A Preferred Unit, as defined in the Operating Agreement.

(ll) “Reduced-Voting Common Units” has the meaning set forth in the Operating Agreement.

(mm) “Reduced-Voting Series A Preferred Units” has the meaning set forth in the Operating Agreement.

(nn) “Restricted Unit Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Unit grant.

(oo) “Restricted Units” means Units granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(pp) “RSU” means an unfunded and unsecured promise to deliver Units, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 6 of the Plan.

(qq) “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual RSU grant.

(rr) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

(ss) “Service Recipient” means, with respect to a Participant holding a given Award, the applicable member of the Company Group by which the Participant is, or following a Termination was most recently, principally employed or to which the Participant provides, or following a Termination was most recently providing, services, as applicable.

(tt) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed to be a Termination hereunder. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off, or other similar transaction), each Participant that is employed by or provides services to such Service Recipient shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction, unless the Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction. For the avoidance of doubt, in the event that a Participant provides notice of his or her intention to resign at a future date, the Service Recipient may, in its sole and absolute discretion, accelerate such date of Termination without changing the characterization of such Termination as a resignation by the Participant.

(uu) “Units” means the Company’s Common Units or Preferred Units, as applicable, and such other securities as may be substituted for such units pursuant to Section 10 hereof.

3. ADMINISTRATION.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number and type of Units subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by applicable law, including Section 409A of the Code, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, each member of the Company Group, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of any member of the Company Group, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(b) within the scope of such delegation shall, for all purposes under this Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary: (i) any Award granted under the Plan to any Eligible Person who is not an employee of any member of the Company Group (including any non-employee director of any member of the Company Group) must be expressly approved by the Committee; (ii) no officer may grant an Award to himself or herself; and (iii) the Committee may not delegate authority to an officer who is acting solely in the capacity of an officer (and not also as a director of the Company) to determine the Fair Market Value pursuant to Section 2(u) hereof.

(c) Sections 409A and 457A. The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination or a Change in Control shall be delayed for such period to the minimum extent necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code or Section 409A(a)(2)(B)(v) as applicable. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company Group be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

4. UNITS AVAILABLE UNDER THE PLAN.

(a) Units Available for Delivery. Subject to adjustment as provided in Section 10 hereof, the total number of Units reserved and available for delivery in connection with Awards under the Plan shall equal (i) 68,714 Common Units and (ii) 37,065 Preferred Units. Units delivered under the Plan shall consist of authorized and unissued Units or previously issued Units reacquired by the Company on the open market or by private purchase. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, Common Units delivered under the Plan shall be Reduced-Voting Common Units and Preferred Units delivered under the Plan shall be Reduced-Voting Series A Preferred Units.

(b) Unit Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem or substitute Awards) and make adjustments if the number of Units actually delivered differs from the number of Units previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of Units to which the Award related, the undelivered Units will again be available for delivery under the Plan. Units withheld in payment of the exercise price or taxes relating to an Award and Units equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall not be deemed to constitute Units delivered to the Participant and shall be deemed to again be available for delivery under the Plan.

5. OPTIONS.

(a) General. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of Options shall be set forth in Option Agreements, which agreements need not be identical.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per Unit for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, then the applicable exercise price shall not be less than the Fair Market Value on the date of grant.

(d) Payment for Units. Payment for Units acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in United States dollars, or by certified or bank cashier’s check, (2) by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of Units underlying the Option so exercised reduced by the number of Units equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise, (3) by delivery of Units having a Fair Market Value equal to the exercise price, or (4) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available on or following the date on which the Company (or any of its affiliates) files an initial registration statement for an IPO.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee or set forth in an Award Agreement, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon the Termination of a Participant for any reason.

(f) Transferability of Options. Except in connection with a Permitted Transfer of vested Options, an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. To the extent that a Participant wishes to make a Permitted Transfer of vested Options, it shall be a condition of each such Permitted Transfer that (1) the transferee agrees to be bound by the terms of the Plan and the applicable Option Agreement as though no such transfer had taken place, and (2) the Participant has complied with all applicable law in connection with such transfer. The Participant and the transferee shall execute any documents reasonably required by the Committee to effectuate such Permitted Transfer.

(g) Termination of Employment or Service. Except as provided by the Committee in an Option Agreement or otherwise:

(1) In the event of the Termination of a Participant prior to the Expiration Date for any reason other than (A) by the Service Recipient for Cause or (B) by reason of the Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options shall cease, (ii) all of such Participant’s unvested Options shall terminate as of the date of such Termination, and (iii) each of such Participant’s vested Options shall terminate on the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

(2) In the event of the Termination of a Participant prior to the Expiration Date by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options shall cease, (B) all of such Participant’s unvested Options shall terminate as of the date of such Termination, and (C) each of such Participant’s vested Options shall terminate on the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination, but only to the extent that the Options were vested at the time of such Termination.

(3) In the event of the Termination of a Participant prior to the Expiration Date by the Service Recipient for Cause, all of such Participant’s Options (whether or not vested) shall immediately terminate as of the date of such Termination.

6. RESTRICTED UNITS; RSUS.

(a) General. Restricted Units and RSUs may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Unit and RSUs shall be set forth in separate Restricted Unit Agreements and RSU Agreements, as applicable, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Unit Agreement, the Participant holding Restricted Units shall generally have the rights and privileges of a member as to such Restricted Units, including the right to vote such Restricted Units. Unless otherwise set forth in a Participant’s Restricted Unit Agreement or RSU Agreement, as applicable, cash dividends and unit dividends, if any, with respect to the Restricted Units and RSUs shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the Restricted Units and RSUs, as applicable, to which such dividends relate and, except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Vesting and Restrictions on Transfer. Restricted Units and RSUs shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Unit Agreement or RSU Agreement, as applicable; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Units or RSUs at any time and for any reason. Unless otherwise specifically determined by the Committee or set forth in an Award Agreement, the vesting of an Award of Restricted Units or RSUs shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon the Termination of a Participant for any reason. In addition to any other restrictions set forth in a Participant’s Award Agreement, the Participant shall not be permitted to (i) sell, transfer, pledge, or otherwise encumber the Restricted Units prior to the time the Restricted Units has vested pursuant to the terms of the Restricted Units Agreement or (ii) sell, transfer, pledge, or otherwise encumber the RSUs at any time.

(c) Termination of Employment or Service. Except as provided by the Committee in an Award Agreement or otherwise, in the event of the Termination of a Participant for any reason prior to the time that such Participant’s Restricted Units or RSUs have vested, (i) all vesting with respect to such Participant’s Restricted Units and RSUs shall cease, (ii) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested Restricted Units at a purchase price equal to the original purchase price paid for the Restricted Units; provided that, if the original purchase price paid for the Restricted Units is equal to zero dollars ($0), such unvested Restricted Units shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination, and (iii) all of the Participant’s unvested RSUs shall be cancelled and forfeited for no consideration as of the date of such Termination.

(d) Settlement of RSUs. Except as provided by the Committee in an RSU Agreements or otherwise, upon vesting of any outstanding RSUs, the Company shall deliver to the Participant, or his beneficiary, without charge, one Unit for each such vested RSU; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Unit in lieu of delivering only Units in respect of such RSUs or (ii) defer the delivery of Units (or cash or part cash and part Unit, as the case may be) beyond the vesting of such RSUs if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the applicable Unit as of the date on which such RSUs settle, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

7. OTHER UNIT-BASED AWARDS.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon, or related to, Units, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Units as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of any member of the Company Group to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

8. RESTRICTIONS ON UNITS.

(a) Prohibition on Transfers. Except as otherwise approved by the Committee, Units acquired by a Participant pursuant to the issuance, vesting, exercise, or settlement of any Award granted hereunder may not be sold, transferred, or otherwise disposed of prior to the date that is six (6) months immediately following the IPO Date (or such later date as determined by the underwriters managing any public offering) (the “Lock-Up Period”). If requested by the underwriters managing any public offering, each Participant shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Units (or securities) subject to the foregoing restriction until the end of such Lock-Up Period.

(b) Permitted Transfers. Units acquired upon issuance, vesting, exercise, or settlement of any Award may be transferred in connection with a Permitted Transfer; provided, however, that it shall be a condition of each such Permitted Transfer that (1) the transferee agrees to be bound by the terms of the Plan and the applicable Award Agreement as though no such transfer had taken place, and (2) the Participant has complied with all applicable laws in connection with such transfer. The Participant and the transferee shall execute any documents reasonably required by the Committee to effectuate such Permitted Transfer.

(c) Members’ or Similar Agreement. Except as provided by the Committee in an Award Agreement or otherwise, in the event that a Participant is a party to any members’ or similar agreement with the Company and/or the Investors containing similar provisions to those set forth in this Section 8 (including, without limitation, the Operating Agreement), the provisions of this Section 8 shall continue to apply to such Participant and any Units acquired pursuant to any Award hereunder, and shall be in addition to, and not in lieu of, the terms and conditions of such members’ or similar agreement.

9. BREACH OF RESTRICTIVE COVENANT.

Notwithstanding anything contained in the Plan to the contrary and to the extent permitted by applicable law, except as otherwise provided by the Committee in an Award Agreement or otherwise, in the event that a Participant materially breaches any restrictive covenants in favor of any member of the Company Group to which he or she may be subject, the Committee may determine, in its sole discretion and in addition to (and not in lieu of) any other remedies available under applicable law, to (a) require all Awards held by such Participant to be immediately forfeited and returned to the Company without additional consideration, (b) require all Units acquired upon the issuance, vesting, exercise, or settlement of Awards within the twelve (12) month period prior to the date of such breach to be immediately forfeited and returned to the Company without additional consideration, and (c) to the extent that such Participant received any profit from the sale of any Units underlying an Award within the twelve (12) month period prior to the date of such breach, require that such Participant promptly repay to the Company any profit received pursuant to such sale.

10. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a) Capitalization Adjustments. In the event of (1) changes in the outstanding Units or in the capital structure of the Company by reason of unit dividends, unit splits, reverse unit splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) the declaration and payment of any extraordinary dividend in respect of Units, whether payable in the form of cash, unit, or any other form of consideration; or (3) any change in applicable laws, in the case of clauses (1), (2) and (3) above, to the extent that the Committee in its sole discretion determines that such event results in or could reasonably be expected to result in any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan, then the Committee shall: (A) equitably and proportionately adjust or substitute, as determined by the Committee in its sole discretion, (w) the aggregate number of Units that may be delivered in connection with Awards (as set forth in Section 4 hereof), (x) the number of Units covered by each outstanding Award, (y) the price per Unit underlying each outstanding Award, and/or (z) the kind of a Unit or other consideration subject to each outstanding Award and available for future issuance pursuant to the Plan; (B) in respect of an outstanding Award, make one or more cash payments to the holder of an outstanding Award, which payment shall be subject to such terms and conditions (including timing of payment(s), vesting and forfeiture conditions) as the Committee may determine in its sole discretion, in an amount that the Committee determines in its sole discretion addresses the diminution in the value of such outstanding Award in connection with such event; or (C) any combination of clauses (A) and (B) above as determined to be appropriate by the Committee in its sole discretion. In no event shall any adjustments be made in connection with the conversion of one or more outstanding preferred units of the Company into Units. The Committee will make such adjustments, substitutions or payment, and its determination will be final, binding and conclusive. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement or otherwise, in connection with (1) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (2) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of Units receive securities of another corporation or other property or cash, or (3) a Change in Control (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(1) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards vest subject to the achievement of performance objectives or criteria, such objectives or criteria shall be adjusted appropriately to reflect the Corporate Event;

(2) The acceleration of vesting of any or all Awards, subject to the consummation of such Corporate Event;

(3) The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation based upon the per-unit consideration being paid for the Units in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of Options and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-unit consideration less the applicable exercise price is greater than zero dollars ($0), and to the extent that the per-unit consideration is less than or equal to the applicable exercise price, such Awards shall be canceled for no consideration;

(4) The cancellation of any or all Options and other Awards subject to exercise (whether vested or unvested) as of the consummation of such Corporate Event; provided, that, all Options and other Awards to be so cancelled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are set forth in the Plan, the applicable Award Agreement, or are otherwise approved by the Committee; and

(5) The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Units covered by the Award at such time (less any applicable exercise price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Units, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c) Fractional Units. Any adjustment provided under this Section 10 may, in the Committee’s discretion, provide for the elimination of any fractional Unit that might otherwise become subject to an Award.

11. USE OF PROCEEDS.

The proceeds received from the sale of Units pursuant to the Plan shall be used for general corporate purposes.

12. RIGHTS AND PRIVILEGES AS A MEMBER.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of Unit ownership in respect of Units that are subject to Awards hereunder until such Units have been issued to that person.

13. EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of any member of the Company Group.

14. COMPLIANCE WITH LAWS.

(a) Delivery of Units. The obligation of the Company to deliver Units upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Units pursuant to an Award unless such Units have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act and any applicable state agency (or with a similar non–United States regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Units may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act or any applicable state laws any of the Units to be offered or sold under the Plan or any Units to be issued upon exercise or settlement of Awards. If the Units offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such Units and may legend the Unit certificates representing such units in such manner as it deems advisable to ensure the availability of any such exemption.

(b) Investment Assurances. The Committee may require a Participant, as a condition of exercising or acquiring Units under any Award, (1) to give written assurances satisfactory to the Committee as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Committee who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (2) to give written assurances satisfactory to the Committee stating that the Participant is acquiring Units subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Units. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative (A) following the IPO Date, or (B) if, as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

15. WITHHOLDING OBLIGATIONS.

As a condition to the issuance, vesting, exercise, or settlement of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement. The Committee, in its discretion, may permit Units to be used to satisfy tax withholding requirements, and such Units shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable; provided, however, that the aggregate Fair Market Value of the number of Units that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

16. AMENDMENT OF THE PLAN OR AWARDS.

(a) Amendment of Plan. The Board may amend the Plan at any time and from time to time.

(b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c) Addenda. The Board may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Eligible Persons, which Awards may contain such terms and conditions as the Board deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under applicable laws, may deviate from the terms and conditions set forth in the Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

(d) Member Approval; No Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without member approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Units are listed. Additionally, no amendment or addenda to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 10 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(e) Repricing of Awards Without Member Approval. The repricing of Awards shall be expressly permitted without member approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise price (other than on account of capital adjustments resulting from unit splits, etc., as described in Section 10(a) hereof), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Units, unless the cancellation and exchange occurs in connection with an event set forth in Section 10(b) hereof.

17. TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the latest to occur of (a) the date the Plan is adopted by the Board, (b) the date the Plan is approved by the Company’s members, to the extent applicable, (c) the most recent date on which an increase to the number of Units reserved for issuance pursuant to Section 4(a) hereof is adopted by the Board, and (d) the most recent date on which an increase to the number of Units reserved for issuance pursuant to Section 4(a) hereof is approved by the Company’s members, to the extent applicable. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out in accordance with their terms.

18. EFFECTIVE DATE OF THE PLAN.

The Plan is effective as of the Effective Date.

19. MISCELLANEOUS.

(a) Certificates. Units acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Units are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Units, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Units. Notwithstanding the foregoing, unless otherwise determined by the Committee, in its sole discretion, the Units shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Units) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy, adoption, or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with any member of the Company Group.

(d) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 19(d) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–United States nationals or are primarily employed or providing services outside the United States.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any member of the Company Group is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right, in its sole discretion, to (i) make a corresponding reduction in the number of Units subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(g) Non-Exempt Employees. If an Option is granted to an employee of any member of the Company Group in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any Units until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic

Opportunity Act, (1) if such non-exempt employee of any member of the Company Group dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any Units under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 19(g) will apply to all Awards.

(h) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this subsection by and among, as applicable, the Company Group for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company Group may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of any member of the Company Group held by such Participant, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of a Participant’s participation in the Plan, each member of the Company Group may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and such Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Units. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(i) No Liability of Committee Members. No member of the Committee (nor any employee or director delegated authority pursuant to Section 3(b) hereof) shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(l) Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company or any other member of the Company Group arising out of or in any way related to the Plan or any Award Agreement must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in Chicago, Illinois. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant’s (or such Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and, by signing an Award Agreement, each Participant will be deemed to agree that any claims pursuant to the Plan or an Award Agreement is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages, but may award attorney’s fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.

(m) Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

(n) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act, in good faith, upon any report made by any independent public accountant of any member of the Company Group and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*        *        *

The Plan was approved by the Board on October 12, 2018.

The Plan was approved by the Company’s members on October 12, 2018.

APPENDIX A

TO

CLAIRE’S HOLDINGS LLC 2018 MANAGEMENT EQUITY INCENTIVE PLAN

(for California residents only, to the extent required by

California Corporations Code Section 25102(o))

This Appendix A to the Claire’s Holdings LLC 2018 Management Equity Incentive Plan (the “Plan”) shall apply only to the Participants who are residents of the State of California and who are receiving an Award under the Plan in reliance on California Corporations Code Section 25102(o) only. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix A. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable laws, the following terms shall apply to all Awards granted to residents of the State of California, until the earlier to occur of (i) the IPO Date, (ii) such time as the Committee amends this Appendix A or (iii) at such time as the Committee otherwise provides.

(a) The term of each Option shall be stated in the Option Agreement, provided, however, that the exercise period shall not be more than one hundred twenty (120) months from the date of grant thereof.

(b) Unless determined otherwise by the Committee, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the Securities Act.

(c) In the event of the Termination of a Participant prior to the Expiration Date for any reason other than (i) by the Service Recipient for Cause or (ii) by reason of the Participant’s death or Disability, such Participant may exercise his or her Options within such period of time as specified in the Plan, which period shall not be less than thirty (30) days following the date of such Termination, to the extent that such Options are exercisable on the date of such Termination (but in no event later than the Expiration Date of such Options as set forth in the Award Agreement and/or the Plan).

(d) In the event of the Termination of a Participant prior to the Expiration Date by reason of the Participant’s Disability, the Participant may exercise his or her Options within such period of time as specified in the Plan, which period shall not be less than six (6) months following the date of such Termination, to the extent such Options are exercisable on the date of such Termination (but in no event later than the Expiration Date of such Options as set forth in the Award Agreement and/or the Plan).

(e) In the event of the Termination of a Participant prior to the Expiration Date by reason of the Participant’s death, any Options held by the Participant as of the date of such Termination may be exercised within such period of time as specified in the Plan, which period shall not be less than six (6) months following the date of such Termination, to the extent such Options are exercisable on the date of such Termination (but in no event later than the Expiration Date of such Options as set forth in the Award Agreement and/or the Plan) by the person or persons to whom the Participant’s rights under such Options pass by will or by the applicable laws of descent and distribution.

(f) No Award shall be granted, nor shall any Units be issued upon the exercise, vesting or settlement of any Award, to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the Company’s security holders.

(g) The Plan must be approved by a majority of the outstanding securities of the Company entitled to vote by the later of (1) within twelve (12) months before or after the date the Plan is adopted or (2) prior to or within twelve (12) months of the granting of any Option or issuance of any security under the Plan in California. Any Option granted to any person in California that is exercised before security holder approval is obtained and any issuance of securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

(h) In the event of a unit split, reverse unit split, unit dividend, recapitalization, combination, reclassification or other distribution of the Company’s equity securities without the receipt of consideration by the Company, of or on the Company’s class of securities subject to the purchase right or underlying an Option, the Committee will make a proportionate adjustment of the number of securities purchasable under an Award and the exercise price thereof under an Option; provided, however, that the Committee will make such proportionate adjustments to an Award in the event of or as required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(i) This Appendix A shall be deemed to be part of the Plan and the Committee shall have the authority to amend this Appendix A in accordance with Section 16 of the Plan.

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